Exhibit 99.1

Akero Therapeutics Announces Two Financing Transactions with Pfizer Inc. and Hercules Capital, Inc. Providing Access to Up To $125 Million

$25 Million Equity Investment by Pfizer at $9.90 Per Share

Term Loan Facility from Hercules Providing Up to $100 Million

If Fully Drawn, Akero Cash Runway Extended One Full Year

From Previously Announced Q3 2023 to Q3 2024

SOUTH SAN FRANCISCO, June 16, 2022 /GLOBE NEWSWIRE/ — Akero Therapeutics, Inc. (Nasdaq: AKRO), a clinical-stage company developing transformational treatments for patients with serious metabolic diseases marked by high unmet medical need, today announced two financing transactions. The first is a $25 million equity investment by Pfizer Inc. (NYSE: PFE) at $9.90 per share. The second is a term loan facility providing Akero with access to up to $100 million from Hercules Capital, Inc. (NYSE: HTGC), of which $10 million will be drawn at transaction close. Together with existing cash, proceeds will support Akero’s continued development of efruxifermin (EFX), a long-acting analog of fibroblast growth factor 21 (FGF21), including two ongoing Phase 2b clinical trials in patients with pre-cirrhotic and cirrhotic nonalcoholic steatohepatitis (NASH); manufacture of a drug product-device combination for use in Phase 3 clinical trials; and starting a Phase 3 clinical trial program. If the term loan is fully drawn, proceeds from these two transactions together with budget optimization efforts are expected to fund Akero’s current operating plan until the third quarter of 2024. This extends Akero’s previously announced cash guidance by a full year (from the third quarter of 2023 to the third quarter of 2024), two years beyond the anticipated readout of the HARMONY study in the third quarter of this year.

“Pfizer has deep expertise and history in addressing health challenges that affect millions of patients around the world, including cardiometabolic diseases. We are honored and excited to have their confidence, collaboration and support,” said Andrew Cheng, M.D. Ph.D., president and chief executive officer of Akero. “In addition, Hercules Capital has a rich history of investing in innovative biotechnology companies. We are very grateful for their significant partnership and support. With our existing cash on hand, we expect these two financings will extend our cash runway a full two years beyond our upcoming HARMONY readout, providing us the flexibility to optimize our capital structure to support the continued development of EFX.”

Pfizer is investing in Akero through the Pfizer Breakthrough Growth Initiative (PBGI), which seeks to support biotechnology companies that share its commitment to delivering transformative therapies for patients in therapeutic areas consistent with Pfizer’s core areas of focus. Under the terms of the agreement, Akero has agreed to sell 2,525,252 shares to Pfizer at a price of $9.90 per share, for gross proceeds of $25 million. The shares of common stock were offered and sold to Pfizer in a registered direct offering conducted without an underwriter or placement agent. The offering is expected to close on or about June 17, 2022. Following the transaction, Pfizer will own approximately 6.7% of Akero’s outstanding common stock. As part of the transaction, Akero will establish a Scientific Advisory Board, with Pfizer appointing one member. Akero will maintain ownership and control of EFX, the rest of its pipeline, and Akero’s operations.

“EFX has quickly emerged as a promising potential NASH therapy, with a strong record of clinical trial data,” said Jeff Pfefferkorn, Ph.D., Vice President of Discovery & Development, Internal Medicine Research Unit, Pfizer, who is expected to join Akero’s newly formed Scientific Advisory Board. “NASH is a priority therapeutic area for Pfizer due to the substantial global unmet medical need it represents, and we are excited to support Akero as it advances EFX towards a potential Phase 3 study.”

The $100 million term loan facility is being provided by Hercules Capital, a leader in customized specialty financing for life science companies. Under the terms of the loan agreement, $10 million will be drawn at closing. An additional $10 million is immediately available to Akero at its sole discretion. Akero may draw an additional $35 million in two separate tranches upon achievement of near-term clinical and financial milestones. An additional $45 million may be drawn in a third tranche, subject to the approval of Hercules Capital. The loan bears an initial interest rate of 7.65% and adjusts with future changes in the prime rate. Akero will pay interest only for the first 24 months, extendable to 36 months on achievement of certain milestones. The loan matures 54 months from closing in December 2026. “We believe there is tremendous patient and clinical value in financing the development of potentially innovative treatments for NASH,” said Cristy Barnes, Managing Director at Hercules Capital. “We’re excited to support Akero – both now and in the future – in its continued clinical development of EFX for the treatment of advanced NASH.”

About Akero Therapeutics

Akero Therapeutics is a clinical-stage company developing transformational treatments for patients with serious metabolic diseases marked by high unmet medical need, including non-alcoholic steatohepatitis (NASH), a disease without any approved therapies. Akero’s lead product candidate, efruxifermin (EFX), is a differentiated Fc-FGF21 fusion protein that has been engineered to mimic the balanced biological activity profile of native FGF21, an endogenous hormone that alleviates cellular stress and regulates metabolism throughout the body. EFX is designed to offer convenient once-weekly subcutaneous dosing. The consistency and magnitude of observed effects position EFX to be a potentially best-in-class medicine, if approved, for treatment of NASH. EFX is currently being evaluated in two Phase 2b clinical trials: the HARMONY study in patients with pre-cirrhotic NASH (F2-F3 fibrosis), and the SYMMETRY study in patients with cirrhotic NASH (F4 fibrosis, compensated). Akero is headquartered in South San Francisco. Visit www.akerotx.com for more information.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, statements regarding the Company’s cash runway, including its extension to the third quarter of 2024, statements about the completion and timing of the registered offering of the Company’s common stock to Pfizer Inc., the Company’s business plans and objectives, including future plans or expectations for EFX, upcoming milestones, and therapeutic effects of EFX, as well as the dosing, safety and tolerability of EFX; conduct of the Company’s Phase 2b HARMONY study, including expected timing to report results; conduct of the Company’s Phase 2b SYMMETRY study, including expected timing to complete enrollment and report results; the timely availability of new drug substance and a new combination drug product-device to support Phase 3 clinical trials; expectations regarding the Company’s use of capital, expenses and other future financial results and the potential impact of COVID-19 on strategy, future operations, manufacturing, and clinical trial enrollment and data collection. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include: risks related to the impact of COVID-19 on the Company’s ongoing and future operations, including potential negative impacts on the Company’s employees, third-parties, manufacturers, supply chain and production as well as on global economies and financial markets; the success, cost, and timing of the Company’s product candidate development activities and planned clinical trials; the Company’s ability to execute on its strategy; positive results from a clinical study may not necessarily be predictive of the results of future or ongoing clinical studies; regulatory developments in the United States and foreign countries; the Company’s ability to fund operations; as well as those risks and uncertainties set forth more fully under the caption “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission (SEC) as well as discussions of potential risks, uncertainties and other important factors in the Company’s other filings and reports with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Christina Tartaglia

212.362.1200

IR@akerotx.com

Media Contact:

650.487.6488

media@akerotx.com